EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-84072, 333-120960, 333-151566, 333-151568, 333-160758, 333-162300 and 333-176094 on Form S-8 of our report dated April 3, 2013, relating to the financial statements of Stage Stores, Inc. and the effectiveness of Stage Stores, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Stage Stores, Inc. for the year ended February 2, 2013.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

April 3, 2013